                               JTS CORPORATION

                            STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into this 25th day of September, 1997, by and among Amber Arbitrage LDC, a Cayman Islands corporation ("Amber"), and those certain undersigned holders of the Common Stock of JTS Corporation, a Delaware corporation (the "Company"), listed on Exhibit A hereto (the "Key Stockholders").

                                 WITNESSETH:

      WHEREAS, the Company proposes to sell shares of its Series D Preferred Stock (the "Series D Preferred Stock") to certain investors (the "Series D Investors") pursuant to the Securities Purchase Agreement (the "Purchase Agreement") of even date herewith by and among the Company and the Series D Investors (the "Financing");

      WHEREAS, in connection with the consummation of the Financing, the Key Stockholders have agreed to vote their shares of the Company's capital stock as set forth below;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                                    VOTING

      1.1   COMMON SHARES.

            1.1.1 Amber and each of the Key Stockholders each agrees to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the record date of any meeting of the Company's stockholders covered by this Agreement (hereinafter collectively referred to as the "Common Shares") subject to, and to vote the Common Shares in accordance with, the provisions of this Agreement.

      1.2 VOTING. Amber and the Key Stockholders hereby covenant and agree that, prior to the Expiration Date (as defined below) at any and all meetings of stockholders of the Company (each a "Meeting") at which an amendment to the Company's Certificate of Incorporation (i) increasing the Company's authorized number of shares of Common Stock to cover at least the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock and (ii) authorizing holders of not less than twenty-five percent (25%) of the outstanding voting capital stock of the Company to call a special meeting of stockholders (the "Amendment") is submitted for a vote of the Company's stockholders, to vote their respective shares of the Company's voting stock in favor of the Amendment. In the event that at such Meeting, the Amendment is not passed, the obligations of this Section 1.2 shall continue at each subsequent meeting of stockholders until the Amendment is passed. The Key Stockholders each


                                       1.

agree not to convert any of the Series D Preferred Stock registered in their respective names or beneficially owned by each of them as of the date hereof until the Amendment is approved; provided, however, that Amber shall be able to convert the number of its shares of Series D Preferred Stock into the maximum number of shares of Common Stock that are authorized and reserved as of the date hereof for such conversion subject to restrictions imposed by the Lock Up Agreement executed by Amber of even date herewith. As used in this Stockholders Agreement, the term "Expiration Date" shall mean the earlier of the date the Amendment is approved or September 25, 2018.

      1.3 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Stockholders Agreement, each of the Key Stockholders shall deliver to Amber a proxy in the form attached hereto as Exhibit B, which shall be irrevocable to the fullest extent permitted by law, with respect to the respective shares (the "Proxy"). Each of the Key Stockholders shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in a designee of Amber the power to carry out and give effect to the provisions of this Stockholders Agreement. Amber hereby agrees that it will vote all of its Common Shares in the same manner as it will vote the Proxies and that the Proxies shall become null and void at the time Amber breaches the terms of this covenant.

      1.4 OTHER RIGHTS. Except as provided by this Agreement, each of Amber and the Key Stockholders shall be entitled to exercise the full rights of a stockholder with respect to the Common Shares, including without limitation the right to buy or sell Common Shares, provided such sales are made in the open market.

                                  ARTICLE 2

                                 TERMINATION

      2.1 This Agreement shall continue in full force and effect from the date hereof through the earlier of the day after the date of the annual or special meeting of stockholders of the Company in which the Amendment is approved or September 25, 2018. On such day the Agreement shall terminate in its entirety.

                                  ARTICLE 3

                                MISCELLANEOUS

      3.1 OWNERSHIP. Each of Amber and the Key Stockholders represents and warrants to all other parties to this Agreement that he, or she or it (a) now owns the Common Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement and other than as contemplated hereby, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such party enforceable in accordance with its terms.



                                       2.

      3.2 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

      3.3 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by Amber and a majority in interest of the Key Stockholders. Notwithstanding the foregoing, the consent of a Key Stockholder shall be required for any amendment or waiver of this Agreement which materially increases either such Key Stockholder's obligations or diminishes such Key Stockholder's rights under this Agreement (other than on a pro rata basis including Amber).

      3.4 SEVERABILITY. Any term or provision of this Stockholders Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Stockholders Agreement or affecting the validity or enforceability of any of the terms or provisions of this Stockholders Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. If any provision of this Stockholders Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      3.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

      3.6 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's Stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Common Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Common Shares, for purposes of this Agreement.

      3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

      3.8 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

      3.9 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.



                                       3.

      3.10 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

KEY STOCKHOLDERS:                               AMBER ARBITRAGE LDC
/s/ HELEN TRAMIEL                               c/o Custom House Fund
------------------------------                  Management Limited
Helen Tramiel                                   31 Kildare Street
                                                Dublin 2, Ireland

/s/ JACK TRAMIEL
------------------------------
Jack Tramiel


/s/ DAVID T. MITCHELL                           /s/ JOHN BENDER
------------------------------                  --------------------------------
David T. Mitchell                               By: John Bender

                                                Title: Trading Manager
/s/ J. DELEAGE
------------------------------
Alta V Limited Partnership


/s/ JAWAHAR L. TANDON
------------------------------
Lunenburg S A


/s/ DEVINDER L. TANDON
------------------------------
D & U Tandon LLC


/s/ SIRJANG LAL TANDON
------------------------------
Sirjang Lal Tandon


/s/ SIRJANG LAL TANDON
------------------------------
Tandon Family Partnership


/s/ JAWAHAR L. TANDON
------------------------------
J & S Tandon, LLC


/s/ JAWAHAR L. TANDON
------------------------------
Lunenburg S A

                             SHAREHOLDERS AGREEMENT

                                  EXHIBIT A

                           LIST OF KEY STOCKHOLDERS

Helen Tramiel
Jack Tramiel
David T. Mitchell
Alta V Limited Partnership
Lunenburg S A
D & U Tandon LLC
Sirjang Lal Tandon
Tandon Family Partnership
J & S Tandon, LLC
Lunenburg S A

                                  EXHIBIT B

                              IRREVOCABLE PROXY

      Each of the undersigned stockholders of JTS Corporation, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes John Bender ("Bender") as attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company owned by the undersigned as of the record date of any meeting of the stockholders of the Company to which this proxy pertains. (The shares of the capital stock of the Company referred to in the immediately preceding sentence are referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares for as long as this Proxy remains in effect.

      This proxy is irrevocable and is coupled with an interest. This proxy is granted in connection with the Stockholders Agreement of even date herewith between Amber Arbitrage LDC ("Amber") and each of the undersigned (the "Stockholders Agreement") and in consideration of Amber entering into the Securities Purchase Agreement of even date herewith among the Company, Amber and certain investors (the "Purchase Agreement") and in consideration of the benefits accruing to the undersigned by virtue of Amber entering into the Securities Purchase Agreement. Capitalized terms used but not otherwise defined in this proxy have the meanings assigned to such terms in the Stockholders Agreement.

      The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company in favor of an amendment to the Company's Certificate of Incorporation (the "Amendment") to (i) increase the Company's authorized number of shares of Common Stock to cover at least the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock (as defined in the Stockholders Agreement) and (ii) authorizing holders of not less than twenty-five percent (25%) of the outstanding voting capital stock of the Company to call a special meeting of stockholders. This proxy shall terminate and have no further effect following the earlier to occur of (x) the approval by the stockholders of the Amendment or (y) September 25, 2018.

      This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares, except for transferees of the undersigned in open market transactions).

      Dated:  September 25, 1997
                                     /s/ HELEN TRAMIEL
                                     -------------------------------------------
                                     Name:      Helen Tramiel
                                                --------------------------------
                                     Number of Shares of Company Common

                                     Stock:       11,597,325
                                            ----------------------------------

                                        /s/ JACK TRAMIEL
                                     -----------------------------------------
                                     Name:  Jack Tramiel
                                            ----------------------------------
                                     Number of Shares of Company Common
                                     Stock:        707,611
                                            ----------------------------------

                                        /s/ DAVID T. MITCHELL
                                     -----------------------------------------
                                     Name:  David T. Mitchell
                                            ----------------------------------
                                     Number of Shares of Company Common
                                     Stock:   4,010,196
                                            ----------------------------------

                                     /s/ ALTA V. MANAGEMENT PARTNERSHIP, L.P.
                                     -----------------------------------------
                                     Name: Alta V. Management Partnership L.P.
                                           -----------------------------------
                                     Number of Shares of Company Common
                                     Stock:    3,896,550
                                           -----------------------------------

                                        /s/ LUNENBURG S.A.
                                     -----------------------------------------
                                     Name:   Lunenburg S.A.
                                           -----------------------------------
                                     Number of Shares of Company Common
                                     Stock:   1,911,673
                                           -----------------------------------

                                       /s/ Da V. TANDON LLC
                                     -----------------------------------------
                                     Name:  Da V. Tandon LLC
                                           -----------------------------------
                                     Number of Shares of Company Common
                                     Stock:   1,013,336
                                           -----------------------------------

                                       /s/ SIRJANG L. TANDON
                                     -----------------------------------------
                                     Name:  Sirjang L. Tandon
                                           -----------------------------------
                                     Number of Shares of Company Common
                                     Stock:  1,000,000
                                           -----------------------------------

                                       /s/ TANDON FAMILY PARTNERSHIP
                                     -----------------------------------------
                                     Name:  Tandon Family Partnership
                                           -----------------------------------
                                     Number of Shares of Company Common
                                     Stock:    4,350,000
                                           -----------------------------------

                                      /s/  JO S. TANDON
                                     -------------------------------------------
                                     Name:      Jo S. Tanden
                                                --------------------------------
                                     Number of Shares of Company Common
                                     Stock:     1,013,335
                                                --------------------------------

                                     /s/  LUNDENBURG SA
                                     -------------------------------------------
                                     Name:      Lundenburg SA
                                                --------------------------------
                                     Number of Shares of Company Common
                                     Stock:     500,000
                                                --------------------------------


                                     -------------------------------------------
                                     Name:
                                                --------------------------------
                                     Number of Shares of Company Common
                                     Stock:
                                                --------------------------------